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                                                                   Exhibit 10.18


                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement is entered into as of December 16, 1999, by and among InfoSpace.com, Inc., a Delaware corporation ("InfoSpace"), and Bernee D. L. Strom ("Strom").

     WHEREAS, Strom is presently employed as President and Chief Operating Officer of InfoSpace; and

     WHEREAS, Strom is presently a member of the Board of Directors of InfoSpace; and

     WHEREAS, Strom and InfoSpace are parties to an employment agreement dated as of November 22, 1998 (the "November Employment Agreement"); and

     WHEREAS, Strom and InfoSpace are parties to an agreement entitled "InfoSpace.com, Inc. Stock Option Agreement," dated November 23, 1998 (the "Performance Option Agreement"); and

     WHEREAS, Strom is a party to three other stock option agreements and/or plans in addition to the Performance Option Agreement, namely, an agreement entitled "InfoSpace.com, Inc. Incentive Stock Option Agreement," dated November 23, 1998, an agreement entitled "InfoSpace.com, Inc. Nonqualified Stock Option Agreement," dated November 23, 1998, and a plan entitled "InfoSpace.com, Inc. Restated 1996 Flexible Stock Incentive Plan" (collectively hereinafter the option agreements and plans, not including the Performance Option Agreement,
                             ---
will be referred to as the "Option Agreements"); and

     WHEREAS, Strom purchased a residence at One Carillon Point, 5505 Lake Washington Boulevard NE, Unit 3B, Kirkland, Washington 98033 (the "Kirkland Residence") in connection with her relocation to the Seattle area; and

     WHEREAS, the parties intend that Strom shall relinquish her position as President and Chief Operating Officer of InfoSpace as of January 1, 2000; and

     WHEREAS, InfoSpace desires to retain the services of Strom from January 1, 2000 until June 30, 2000 and Strom agrees to provide services from January 1, 2000 until June 30, 2000; and

     WHEREAS the parties desire and agree to amend and supersede the November Employment Agreement in its entirety and enter into the employment relationship described herein by means of this Agreement;

     NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:
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     1.  This Agreement Shall Supercede All Prior Employment Agreements. The
         --------------------------------------------------------------
parties agree that this Agreement shall supercede the November Employment Agreement and any other prior employment agreements between InfoSpace and Strom, including all written and oral agreements, except for the Performance Option Agreement, the Option Agreements and the InfoSpace Employee Non-disclosure Agreement, the terms of which are incorporated herein subject to any revisions or modifications made herein. This Agreement shall not affect the Performance Option Agreement, the Option Agreements, the InfoSpace Employee Nondisclosure Agreement and the InfoSpace Employee Handbook Acknowledgment between InfoSpace and Strom except in the manner and to the extent set forth in this Agreement. The parties agree that (i) the last sentence of the first paragraph of the InfoSpace Employee Nondisclosure Agreement (the "NDA Agreement") shall be revised to state that "business" means "the outsourcing or co-branding of fully integrated private label solutions (as such solutions exist as of December 31, 1999) to web sites or Internet access devices (defined as "InfoSpace Competitors") (it being agreed that any question as to whether an entity is an InfoSpace Competitor within such definition shall be determined by the outside directors of InfoSpace), (ii) the limitation on activities and investment in the second sentence of the first paragraph of the NDA Agreement shall be superseded in its entirety by Section 4 of this Agreement, (iii) the provisions of the third and fourth paragraphs of the NDA Agreement should be revised to limit the scope of such paragraphs to matters that relate specifically to the "business" of InfoSpace as defined above, (iv) the provisions of the eighth, twelfth, thirteenth and fourteenth paragraphs of the NDA Agreement shall be superseded in its entirety by this Agreement, and (v) the provisions of the tenth paragraph of the NDA agreement should be revised to omit the words "indirectly" and "demonstratively anticipated" and (vi) that the InfoSpace Employee Handbook Acknowledgment shall not be applicable to Strom after January 1, 2000.

     2.  Strom's Position At InfoSpace.  Strom shall continue in her position as
         -----------------------------
President and Chief Operating Officer of InfoSpace through December 31, 1999.

     3.  Strom's Position At InfoSpace's Venture Capital Division. On January 1,
         --------------------------------------------------------
2000, Strom shall assume the position of President of InfoSpace's newly formed venture capital division (the "Division"). Strom shall remain in the position of President of the Division until June 30, 2000. Strom shall perform the duties reasonably necessary to fulfill the responsibilities of such position. All parties hereto acknowledge and understand that Strom may perform her duties as President of the Division at a location of her own choice and which may only require limited attendance at InfoSpace's corporate offices. If, for any reason, the Division does not exist as of January 1, 2000, then Strom shall assume a position at InfoSpace to be mutually agreed upon between the parties hereto, under the same terms and conditions (as set forth herein) that would apply if she assumed the position of President of the Division. Strom understands that the Division may be formed as a separate division or a separate entity which may be a corporation, limited liability corporation or limited partnership. The Division will be capitalized with at least $15,000,000 and such additional amount as may be determined by InfoSpace's Board of Directors.

     4.  Outside Activities. During the time in which Strom will perform the
         ------------------
duties of President of the Division, Strom may continue to serve as a director of other entities and may become a director or chairman of the board of additional entities, perform part-time consulting services for other entities, serve as part-time employee of other entities (not to exceed 15 hours of part-time employment per week in the aggregate) and make investments in other entities, provided that all such activities in the aggregate do not result in Strom being unable to fulfill her responsibilities as defined in Section 3 and are not with InfoSpace competitors.

     5.  Salary And Benefits.  Strom's salary and benefits will remain the same
         -------------------
during the remainder of her tenure as President and Chief Operating Officer of InfoSpace until December 31, 1999. Strom's salary and benefits as President of the Division for January 1, 2000 to June 30, 2000 shall be the same as her salary and benefits as President and Chief Operating Officer of InfoSpace.

     6.  Membership On InfoSpace's Board Of Directors. Strom will remain a
         --------------------------------------------
member of InfoSpace's Board of Directors during the remainder of her tenure as President and Chief Operating Officer of InfoSpace until December 31, 1999 and during her employment as President of the Division from January 1, 2000 to June 30, 2000. During this time, Strom may become a member of the Board of Directors of any other entity, except InfoSpace Competitors. Upon no less than 30 days notice to InfoSpace, Strom may resign as a director of InfoSpace at any time and agrees to resign when her employment at InfoSpace terminates.

     7.  No Termination Except For Good Cause. Strom may not be terminated from
         ------------------------------------
her position as President and Chief Operating Officer of InfoSpace, or from her position as President of the Division prior to June 30, 2000, except for "Good Cause" which is defined specifically the happening of one or more of the following events: (a) a repeated, willful failure or a repeated refusal to comply in any material respect with the reasonable written policies, standards or regulations of the Company as modified to reflect the performance of services as contemplated by this Agreement; (b) a repeated willful failure or a repeated refusal in any material respect, faithfully or diligently, to perform her duties as described in Section 3 (except due to ill health or disability); (c) unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental of the reputation, character or standing of the Company; (d) dishonest conduct or a deliberate attempt to do an injury to the Company; (e) a willful and material breach of a term (other than Section 3 which is provided for in (b) above) of this Agreement and the agreements incorporated herein; (f) a criminal act; or (g) death. Notwithstanding the foregoing, Strom shall not be deemed to have been terminated for "Good Cause" without (i) at least 30 days notice to Strom setting forth the reasons and specific facts for InfoSpace's or the Division's intention to terminate for "Good Cause," and (ii) an opportunity during such 30 day period for Strom, together with her counsel, if any, to be heard before the Board of Directors of InfoSpace and/or for Strom to cure such grounds for termination. After June 30, 2000, Strom's employment shall become at will and may be terminated at any time by Strom or InfoSpace for any reason or no reason.

     8.  Reimbursement Of Expenses.  During the term of Strom's employment as
         -------------------------
President and Chief Operating Officer of InfoSpace, and as President of the Division, InfoSpace will continue to reimburse Strom for all expenses reasonably incurred in the fulfillment of her duties, including, without limitation, travel expenses, provided such expenses have been preapproved by either Tammy Halstead, Ellen Alben or John Cunningham. Strom will submit her actual expenses, on a monthly basis, to Tammy Halstead, who will make arrangements for reimbursement of all expenses (within 30 days).

     9.  Voicemail And E-Mail Continued; Computer.  During the term of Strom's
         ----------------------------------------
employment as President and Chief Operating Officer of InfoSpace, and as President of the Division,

InfoSpace will continue to provide Strom with all voice-mail and e-mail services she currently has. Strom may retain her computer after termination of employment and agrees to promptly delete all InfoSpace proprietary information therefrom.

     10.  Officer And Director Indemnification Continued. During the term of
          ----------------------------------------------
Strom's employment as President and Chief Operating Officer of InfoSpace, and as President of the Division, InfoSpace will continue to provide Strom with indemnification and/or insurance, such as Errors and Omissions or Directors and Officers insurance, in the same manner and to the same extent as is currently in effect or through purchase of a separate insurance policy.

     11. Stock Option Vesting.  Throughout the remainder of Strom's tenure as
         --------------------
President and Chief Operating Officer of InfoSpace until December 31, 1999, and during her employment as President of the Division, all stock options to which Strom is entitled under the Option Agreements shall continue to vest as provided in those agreements. During that time, all provisions of all the Option Agreements shall continue in full force and effect including, without limitation, all provisions relating to the parties rights in the event of a change of control of InfoSpace.

     12. Performance Option Agreement.  InfoSpace confirms that Strom has been
         ----------------------------
vested in options to purchase 125,000 shares under the Performance Option Agreement for 1999. Strom and InfoSpace agree that the Performance Option Agreement shall be terminated at the effective date of this Agreement and Strom shall not be entitled to any further awards of options under such agreement.

     13. Term Loan For Stock Option Exercise And Taxes. Commencing as of the
         ---------------------------------------------
date of this Agreement, InfoSpace will extend a term loan in an amount not to exceed $10,000,000 to Strom for the purpose of (i) exercising stock options to which Strom becomes or has become entitled under the Option Agreements; and (ii) paying the Federal taxes due upon exercise of those stock options (the "Term Loan"). The Term Loan will be subject to a interest rate equal to the prime rate as adjusted from time to time, compounded annually. The Term Loan and interest accrued thereon will be secured by an escrow account, but with full recourse against Strom. Each time Strom utilizes the Term Loan in order to exercise options, Strom will place into escrow a sufficient number of shares of InfoSpace stock (which, for this purpose, shall be valued at the fair market value at the time of exercise) equal to two times the amount advanced to secure the amount advanced for the purchase of the shares, in addition to the amount advanced for payment of taxes incurred as a result of the exercise. For purposes of calculations under this provisions, Strom shall be deemed to have total tax liability in the 40% tax bracket. The Term Loan shall remain open for a period of 2 years from the date of this Agreement, at which time the entire amount of the Term Loan which remains unpaid, in addition to the interest accrued thereon, shall become due and payable.

     14.  Relocation Expenses. From the date of this Agreement to June 30, 2001,
          -------------------
Strom may, at her sole discretion, give notice to InfoSpace of her decision to relocate and to sell the Kirkland Residence. InfoSpace agrees that if during such period prior to June 30, 2001, Strom intends to enter into an agreement (as evidenced by a bona fide written offer to purchase) to sell such Kirkland Residence for a price after deduction of customary closing costs to be paid by Strom (the "Net Purchase Price") less than $3,600,000 (the price Strom paid for such residence, not including any improvements by Strom), then InfoSpace will either, at its option, pay to Strom the difference between $3,600,000 and the Net Purchase Price or purchase the Kirkland Residence from Strom at the Net Purchase Price. The provisions of Section 14 shall not be applicable if Strom is terminated for "Good Cause."

     15. Severance Package.  The day following Strom's last day of employment as
         -----------------
President of the Division unless such employment is earlier terminated for "Good Cause", InfoSpace shall pay Strom a severance amount equal to $250,000 and InfoSpace shall maintain Strom's life insurance, health insurance and dental insurance, at the present rate until the earlier of one year from her last day of employment, or the date Strom accepts employment with another entity providing such benefits. The benefits in this Section 15 shall be payable to Strom if she is terminated voluntarily or without "Good Cause." It shall be a condition of the receipt of such amounts in this Section 15 and the amount provided in Section 14 that Strom enter into a mutual release as of the date of the payment of such $250,000 in the form of Section 20.

     16.  Public Announcement And Non-Disparagement.  After execution of this
          -----------------------------------------
Agreement, the parties hereto will agree on the wording of a public announcement, an internal announcement and a response to any request for references describing the relationship between Strom, InfoSpace and the Division. The parties agree that neither InfoSpace, the Division nor Strom, nor any member of the Board of Directors, officer, employee or agent of InfoSpace or the Division, shall make any statement to the press or any individual or entity that relates to InfoSpace's business or related activities or the relationship between the parties that in anyway disparages the other party or InfoSpace's officers or directors. This Agreement regarding non-disparagement shall be personally binding upon all members of the Board of Directors of InfoSpace and all officers of InfoSpace. Neither party will disclose the terms of this Agreement, unless and until this Agreement is filed as required as an exhibit to InfoSpace's Form 10-K or other SEC filing.

     17. Arbitration.
         -----------

         (a) Agreement. In consideration of this Agreement, InfoSpace and Strom agree that any dispute and/or claim between InfoSpace and Strom that (i) underlies, (ii) relates to, (iii) and/or is asserted following the termination of, her employment relationship with InfoSpace and that cannot be otherwise resolved will be submitted to final, binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association that are then in effect. (Copies of the current rules are available from InfoSpace's human resources department.) This Agreement also governs any claims that Strom may have against InfoSpace's officers, directors, employees, agents and shareholders. Strom and InfoSpace understand that, pursuant to this Agreement, each foregoes and waives the right to take any covered dispute or claim to civil litigation in court. Strom and InfoSpace understand that this Agreement governs any claim each may have that underlies, relates to and/or is asserted following the termination of her employment relationship with InfoSpace, including, but not limited to, claims of wrongful discharge, infliction of emotional distress, breach of contract, breach of any covenant of good faith and fair dealing, and claims of retaliation and/or discrimination in violation of any local, state or federal law. Examples of such laws include Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Family and Medical Leave Act, and state and local laws applicable to her employment. This Agreement does not affect Strom's right to pursue worker's compensation or unemployment compensation benefits for which she may be eligible in accordance with state law, nor does it affect her right to file and/or to cooperate in the investigation of an administrative charge of discrimination.

     Strom and InfoSpace understand that each may seek in arbitration any remedy or award that would be available to each through civil litigation and the arbitrator has authority to grant any such remedy or award. Strom and InfoSpace agree that such remedies include monetary damages but do not include reinstatement unless authorized by statute.

     In any matter that is presented to an arbitrator under this Agreement, Strom and InfoSpace agree that the location of the arbitration hearing(s) will be in Redmond, Washington, unless another location is mutually agreed upon.

     Strom and InfoSpace enter into this Agreement freely and voluntarily in consideration for her employment with InfoSpace, the compensation and benefits she receives based on that employment and InfoSpace's mutual agreement for arbitration.

         (b)  Governing Law. The arbitrator shall apply the law of the State of
              -------------
Washington to the merits of any dispute or claim, without reference to rules of conflict of law. Each party hereby expressly consents to the personal jurisdiction of the state and federal courts located in the State of Washington for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

         (c)  Costs and Fees of Arbitration. The prevailing party in any
              -----------------------------
arbitration or legal proceeding hereunder shall be entitled to recover her or its attorneys' fees and expenses from the losing party.

         (d)  Equitable Relief. The parties may apply to any court of competent
              ----------------
jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

     18. Successors.
         -----------

         (a)  InfoSpace's Successors. Any successor to InfoSpace (whether direct
              ----------------------
or indirect and whether by purchase, lease, merger, consolidation, or otherwise) to all or substantially all of InfoSpace's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as InfoSpace would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "InfoSpace" shall include any successor to InfoSpace's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

         (b)  Strom's Successors. Without the written consent of InfoSpace,
              ------------------
Strom shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Strom hereunder shall inure to the benefit of, and be enforceable by, Strom's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     19.  Notice Clause.
          -------------

          (a)  Manner. Any notice hereby required or permitted to be given shall
               ------
be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

          (b)  Effectiveness. Any notice or other communication required or
               -------------
permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Section 18(a).

     20.  Mutual Release of Claims.
          ------------------------

          (a) General Release.  Strom expressly waives any claims against
              ---------------
InfoSpace and releases InfoSpace (including its owners, officers, directors, stockholders, managers, agents, employees and representatives) (collectively "InfoSpace") from any and all actual or potential actions, claims or causes of action and damages known or unknown from any and all actual or potential actions, claims, causes of action, and damages, known or unknown and InfoSpace expressly waives any claims against Strom and releases Strom from any and all actual or potential actions, claims or causes of action and damages known or unknown from any and all actual or potential actions, claims, causes of action, and damages, known or unknown, in all cases on account of or arising out of Strom's employment relationship with InfoSpace or the change in or the termination thereof in accordance with this Agreement. It is understood that other than as provided pursuant to this Agreement, this release includes, but is not limited to, any claims for wages, bonuses, or other compensation, including but not limited to stock or stock options, employment benefits, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on InfoSpace's right to terminate employees, or any federal, state, or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Strom agrees to indemnify and hold InfoSpace harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys' fees incurred by InfoSpace or arising out of any breach of this Agreement by Strom or resulting from any representation made herein by Strom that was false when made. InfoSpace agrees to indemnify and hold Strom harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys' fees incurred by Strom or arising out of any breach of this Agreement by InfoSpace or resulting from any representation made herein by InfoSpace that was false when made. This waiver and release shall not preclude either party from proceeding with arbitration as provided herein for the exclusive purpose of enforcing its rights under this Agreement.

         (b) No Admission of Wrongdoing. This Agreement shall not be construed
             --------------------------
as an admission by InfoSpace and Strom of any wrongful act, unlawful discrimination, or breach of contract, and InfoSpace and Strom specifically disclaim any liability to or discrimination against Strom or any other person.

         (c) Other Charges or Complaints.  Strom and InfoSpace represent that
             ---------------------------
each has not filed any complaints, charges or lawsuits against InfoSpace or Strom with any governmental agency or any court, and agrees that each will not initiate, assist, participate in, or encourage in any such actions, except as required by subpoena or court order. Strom and InfoSpace agree that if any agency or court assumes jurisdiction of any complaint or charge against InfoSpace on behalf of Strom or against Strom on behalf of InfoSpace that the other party will request the agency or court to withdraw from the matter and dismiss it with prejudice.

     21.   Governing Law.  This Agreement shall be governed by and construed
           -------------
in accordance with the internal substantive laws, but not the choice of law rules, of the State of Washington.

     22.   Severability. The invalidity or unenforceability of any provision
           ------------
of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

     23.   Integration.  This Agreement represents the entire agreement and
           -----------
understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

                                        /s/ Bernee D. L. Strom
                                        ----------------------------
                                        BERNEE D. L. STROM

                                        InfoSpace.com, Inc.
                                        ----------------------------
                                        INFOSPACE.COM, INC.


                                    By: Ellen B. Alben
                                       -----------------------------

                                    Its: Senior Vice President,
                                        ----------------------------
                                        Legal and Business Affairs
                                        ----------------------------
                                        and Secretary
                                        ----------------------------